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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 27, 2002, accompanying the consolidated financial statements and schedule of PurchasePro.com, Inc. contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Los Angeles, California
May 2, 2002